UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

Myomo, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	001-38109	47-0944526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (617) 996-9058

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MYO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 11, 2020, the Board of Directors of Myomo, Inc. (the “Company”) approved an amended and restated Code of Business Conduct and Ethics (the “Code of Conduct”) to, among other things, additionally address federal and state False Claims Act compliance, billing integrity, health and safety and security of information systems. The amended Code of Conduct does not result in any waiver with respect to any officer, director or employee of the Company from any provision of the Code of Conduct as in effect prior to the action of the Board of Directors to amend the Code of Conduct.

The foregoing description of the amendment to the Company’s Code of Conduct is qualified in its entirety by reference to the Company’s Code of Conduct, as amended on December 11, 2020, which is attached hereto as Exhibit 14.1 and available for review or download in the Corporate Governance section of the Company’s investor relations website at http://ir.myomo.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics, as amended on December 11, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOMO, INC.

Date: December 16, 2020	By:	/s/ David A. Henry
	Name:	David A. Henry
	Title:	Chief Financial Officer